UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                            -----------------

                               FORM 8-K/A

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  January 13, 1997



                        HANOVER GOLD COMPANY, INC.

              (Exact Name of Registrant as Specified in Charter)



    Delaware                     000-23022                 11-2740461
(State or Other Jurisdiction    (Commission             (IRS Employer
   of Incorporation)            File Number)          Identification No.)



         1000 Northwest Blvd., Ste.100, Coeur d'Alene, Idaho 83814
                  (Address of principal executive offices)


   Registrant's telephone number, including area code:  (208) 664-4653

Item 4. is amended in its entirety to read as follows:

     (a) Zeller Weiss & Kahn, an independent accounting firm engaged to audit the registrant's financial statements for its two most recent fiscal years was by letter dated January 13,1997 formally dismissed as the registrant's principal accountant.

     (b) Zeller Weiss & Kahn's reports on the financial statements for its two most recent fiscal years contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for a paragraph which discloses that the registrant is a development stage entity.

     (c) The decision to change accountants was based on a relocation of the registrant's headquarters and was approved by the registrant's audit committee, and by its shareholders.

     (d) During registrant's two most recent fiscal years and the subsequent interim proceeding the date of dismissal there were no disagreements with Zeller Weiss & Kahn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Zeller Weiss & Kahn would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

     (e) On January 14, 1997 BDO Seidman LLP was engaged as the principal accountant to audit the registrant's financial statement. Registrant did not at any time during its two most recent fiscal years and subsequent interim period, prior to engaging BDO Seidman LLP, consult with BDO Seidman LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the registrant's financial statements.

     (f)  Exhibits

Item   601 Code     Exhibit

1      16           Letter from Zeller Weiss & Kahn pursuant to Regulation
                    S-K Item 304(a)(3) filed as Exhibit 1.16 to Form 8-K filed February 4, 1997 and incorporated herein by reference.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HANOVER GOLD COMPANY, INC.
                                                     (Registrant)

Date:  January 24, 1997                By  /s/ James A. Fish
                                          ----------------------------
                                          President